UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2005

Patient Safety Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-124594 (Commission File Number)	13-3419202 (I.R.S. Employer Identification Number)

100 Wilshire Blvd., Ste. 1750, Santa Monica, CA 90401
(Address of principal executive offices) (zip code)

(310) 752-1416
(Registrant's telephone number, including area code)

Copies to:
Marc J. Ross, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On November 2, 2005, SurgiCount Medical, Inc. (“SurgiCount”), a wholly owned subsidiary of Patient Safety Technologies, Inc. (the “Company”), and the Company entered into an employment agreement (the “New Agreement”) with James Schafer, which replaces and supercedes Mr. Schafer’s employment agreement (the “Prior Agreement”) with the Company July 22, 2005.

The New Agreement clarifies that Mr. Schafer is Chief Operating Officer of SurgiCount, rather than Chief Operating Officer of the Company as was reflected in the Prior Agreement. The New Agreement is effective as of August 8, 2005 and continues for an initial term of 24 months. The New Agreement will automatically renew for successive one-year terms unless either party delivers to the other party written notice of termination at least 30 days before the end of the then current term. Mr. Schafer’s base compensation is $100,000 per year. Mr. Schafer will receive restricted stock of the Company annually in an amount valued at $50,000. The first $50,000 of restricted stock will vest on the effective date of the New Agreement and the second $50,000 of restricted stock will vest on the second year anniversary of the New Agreement. In addition, Mr. Schafer will receive 125,000 stock options of the Company which will vest quarterly over four years with a strike price of $5.00 per share. SurgiCount is required to promptly reimburse Mr. Schafer for all reasonable out-of-pocket business expenses incurred in performing his responsibilities. SurgiCount also agreed to pay Mr. Schafer relocation/moving expenses of $8,000 and an automobile allowance of $6,000 per year. Mr. Schafer is entitled to participate in all of SurgiCount’s benefit plans in effect from time to time for employees of SurgiCount. Mr. Schafer is entitled to three weeks of paid vacation, to be scheduled and taken in accordance with SurgiCount’s standard vacation policies. In addition, Mr. Schafer is entitled to sick leave and holidays at full pay in accordance with SurgiCount’s policies established and in effect from time to time. The agreement also contains customary provisions for disability, death, confidentiality, indemnification and non-competition. Both SurgiCount and Mr. Schafer have the right to voluntarily terminate the employment agreement at any time with or without cause. If SurgiCount voluntarily terminates the agreement, SurgiCount must pay Mr. Schafer a cash sum equal to (a) all accrued base salary through the date of termination plus all accrued vacation pay and cash bonuses, if any, plus (b) as severance compensation, an amount equal to Mr. Schafer’s then base salary for 12 months, but if such termination is within the final 12 months of employment then Mr. Schafer will receive his base salary for the remainder of the term. If Mr. Schafer voluntarily terminates the agreement, all unvested restricted stock and stock options will be forfeited. In the event of a merger, consolidation, sale, or change of control, the surviving or resulting company is required to honor the terms of the agreement with Mr. Schafer.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
10.1	Employment Agreement dated November 2, 2005 by and between SurgiCount Medical, Inc., Patient Safety Technologies, Inc. and James Schafer

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patient Safety Technologies, Inc.

Dated: November 7, 2005         By: /s/ Milton Ault
Name:  Milton “Todd” Ault, III
Title:  Chief Executive Officer